EXHIBIT 23.1


We have issued our report dated February 5, 1999, accompanying the consolidated financial statements of First M & F Corporation incorporated by reference in the Annual Report of First M & F Corporation on Form 10-K for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in this Registration Statement on Form S-3 and to the use of our name as it appears under the caption "Experts."



/s/ Shearer, Taylor & Co.

Jackson, Mississippi
April 20, 1999